CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form N-4 of our report dated February 22, 2019 with respect to the financial statements of Federal Life Variable Annuity Account–A and our reports dated April 9, 2019 and May 17, 2018 with respect to the statutory financial statements of Federal Life Insurance Company appearing in the Statement of Additional Information, which is part of the Registration Statement. We also consent to the references to our firm under the caption “Experts” in the Statement of Additional Information.

Kansas City, Missouri

May 14, 2019